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                                                                  Exhibit (a)(7)
                                                                  --------------

                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                       DRYDEN TOTAL RETURN BOND FUND, INC.

     DRYDEN TOTAL RETURN BOND FUND, INC., a Maryland corporation having its principal offices in Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Charter of the Corporation is hereby amended as follows:

     (a) The second sentence of Article IV, Section 6(c) shall be amended by inserting the following text after the words "of this Section 6":

     ", less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors."

     (b) The second sentence of Article IV, Section 6(e) shall be amended by replacing the text after the words "of this Section 6" with the following:

     ", less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors, and to take all other steps deemed necessary or advisable in connection therewith. A redemption by the Corporation in accordance with the charter of the Corporation, even if it is for all the shares of a series or class, shall not be considered a liquidation requiring a vote of stockholders."

     (c)  Article IV shall be amended by adding the following as a new Section
12:

     "At a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast one-third of all the votes entitled to be cast at the meeting constitutes a quorum. At a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast one-third of all the votes entitled to be cast on any matter shall constitute a quorum for action on that matter (including matters on which fewer than all classes or series are entitled to vote)."

     (d) The text of Article VI shall be deleted in its entirety and replaced with the following:

     "Section 1. The Corporation shall indemnify (A) its current and former directors and officers, whether serving or having served the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force (as limited by the Investment Company Act of 1940), including the advance of expenses under the procedures and to the full extent permitted by law and
     (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

     Section 2. A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal."

     (e)  Article VII shall be amended by adding the following as a new Section
6:

     "The Board of Directors is explicitly authorized to, without action by stockholders (unless such approval is required by the Investment Company Act of 1940), invest all or a portion of the assets of any series or class, or dispose of all or a portion of the assets of any series or class and invest the proceeds of such disposition, in cash or in interests issued by one or more other investment companies registered under the Investment Company Act of 1940. The Board of Directors is explicitly authorized to, without action by stockholders, cause a series or class that is organized in the master/feeder fund structure to withdraw or redeem its assets from the master fund and cause such series or class to invest its assets directly in cash or in securities and other financial instruments or in another master fund."

     (f) The text of Article VIII shall be deleted in its entirety and replaced with the following:

     "The Corporation reserves the right from time to time to make any amendments to the charter of the Corporation which may now or hereafter be authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the charter of the Corporation, of any shares of its outstanding stock by classification, reclassification, or otherwise. In clarification and not limitation of the foregoing, a majority of the entire Board of Directors, without action by the stockholders, may amend the charter of the Corporation to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue."

SECOND: The foregoing amendments do not increase the authorized stock of the Corporation.

THIRD: The foregoing amendments to the Charter of the Corporation have been advised by the Board of Directors and approved by the stockholders of the Corporation.

FOURTH: The Corporation desires to restate its Charter as currently in effect (including the amendments set forth above), and the Charter is hereby restated in its entirety to read as follows, the following provisions constituting all of the provisions of the Charter of the Corporation currently in effect:

                                   ARTICLE I.
     The name of the corporation (hereinafter called the "Corporation") is Dryden Total Return Bond Fund, Inc.

                                   ARTICLE II.
                                    Purposes
                                    --------

     The purpose for which the Corporation is formed is to act as an open-end investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended (the Investment Company Act) and to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereinafter in force.

                                  ARTICLE III.
                               Address in Maryland
                               -------------------

     The post office address of the place at which the principal office of the Corporation in the State of Maryland is located is c/o The Corporation Trust Incorporated, 300 E. Lombard Street Baltimore, Maryland 21202.

     The name of the Corporation's resident agent is The Corporation Trust Incorporated, and its post office address is 300 E. Lombard Street, Baltimore, Maryland 21202. Said resident agent is a corporation of the State of Maryland.

                                   ARTICLE IV.
                                  Common Stock
                                  ------------

     Section 1. The total number of shares of capital stock which the Corporation shall have authority to issue is 2,000,000,000 shares of the par value of $.001 per share and of the aggregate par value of $2,000,000 to be divided into four classes, consisting of 500,000,000 shares of Class A Common Stock, 500,000,000 shares of Class B Common Stock, 500,000,000 shares of Class C Common Stock, and 500,000,000 shares of Class Z Common Stock.

     (a) Each share of Class A, Class B, Class C and Class Z Common Stock of the Corporation shall represent the same interest in the Corporation and have identical voting, dividend, liquidation and other rights, except that (i) expenses related to the distribution of each class of shares shall be borne solely by such class; (ii) the bearing of such expenses solely by shares of each class shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class; (iii) the Class A Common Stock shall be subject to a front-end sales load and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time; (iv) the Class B Common Stock shall be subject to a contingent deferred sales charge and a Rule 12b-l distribution fee as determined by the Board of Directors from time to time; (v) the Class C

Common Stock shall be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time; (vi) the Class Z Common Stock shall not be subject to a front-end sales load, a contingent deferred sales charge or a 12b-1 distribution fee; and (vii) effective November 2, 1998, all newly-issued Class C Shares of Common Stock shall be subject to a front-end sales charge, a contingent deferred sales charge, and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time in accordance with the Investment Company Act of 1940, as amended, and as disclosed in the current prospectus for such shares. All shares of a particular class shall represent an equal proportionate interest in that class, and each share of any particular class shall be equal to each other share of that class.

     (b) Each share of the Class B Common Stock of the Corporation shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares (including fractions thereof) of the Class A Common Stock of the Corporation (computed in the manner hereinafter described), at the applicable net asset value of each Class, at the time of the calculation of the net asset value of such Class B Common Stock at such times, which may vary between shares originally issued for cash and shares purchased through the automatic reinvestment of dividends and distributions with respect to Class B Common Stock (each a Conversion Date), determined by the Board of Directors in accordance with applicable laws, rules, regulations and interpretations of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. and pursuant to such procedures as may be established from time to time by the Board of Directors and disclosed in the Corporation's then current prospectus for such Class A and Class B Common Stock.

     (c) The number of shares of the Class A Common Stock of the Corporation into which a share of the Class B Common Stock is converted pursuant to Paragraph (1) (b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B Common Stock for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date by the net asset value per share of the Class A Common Stock for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date.

     (d) On the Conversion Date, the shares of the Class B Common Stock of the Corporation converted into shares of the Class A Common Stock will cease to accrue dividends and will no longer be outstanding and the rights of the holders thereof will cease (except the right to receive declared but unpaid dividends to the Conversion Date).

     (e) The Board of Directors shall have full power and authority to adopt such other terms and conditions concerning the conversion of shares of the Class B Common Stock to shares of the Class A Common Stock as they deem appropriate; provided such terms and conditions are not inconsistent with the terms contained in this Section 1 and subject to any restrictions or requirements under the Investment Company Act of 1940 and the rules, regulations and interpretations thereof promulgated or issued by the Securities and Exchange Commission, and conditions or limitations contained in an order issued by the Securities and Exchange Commission applicable to the Corporation, or any restrictions or requirements under the Internal Revenue Code of 1986, as amended, and the rules, regulations and interpretations promulgated or issued thereunder.

     Section 2. The Board of Directors may, in its discretion, classify and reclassify any unissued shares of the capital stock of the Corporation into one or more additional or other classes or series by setting or changing in any one or more respects the designations, conversion or other rights, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series. If designated by the Board of Directors, particular classes or series of capital stock may relate to separate portfolios of investments.

     Section 3. Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, the holders of each class and series of capital stock of the Corporation shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board of Directors, and the dividends and distributions paid with respect to the various classes or series of capital stock may vary among such classes or series. Expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of a particular class or series of capital stock may be charged to and borne solely by such class or series and the bearing of expenses solely by a class or series may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the shares of each such class or series of capital stock.

     Section 4. Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class; provided, however, that (a) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940, as amended, and in effect from time to time, or any rules, regulations or orders issued thereunder, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote of all classes and series as described above; (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes or series, then subject to paragraph (c) below, the shares of all other classes and series not entitled to a separate vote shall vote together as a single class; and (c) as to any matter which in the judgment of the Board of Directors (which shall be conclusive) does not affect the interest of a particular class or series, such class or series shall not be entitled to any vote and only the holders of shares of the one or more affected classes and series shall be entitled to vote.

     Section 5. Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of shares of capital stock of the Corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation (as such liabilities may affect one or more of the classes of shares of capital stock of the Corporation), to share ratably in the remaining net assets of the Corporation; provided, however, that in the event the capital stock of the Corporation shall be classified or reclassified into series, holders of any shares of capital stock within such series shall be entitled to share ratably out of assets belonging to such series pursuant to the provisions of Section 7(c) of this Article IV.

     Section 6. Each share of any class of the capital stock of the Corporation, and in the event the capital stock of the Corporation shall be classified or reclassified into series, each share of any class of capital stock of the Corporation within such series shall be subject to the following provisions:

          (a) The net asset value of each outstanding share of capital stock of the Corporation (or of a class or series, in the event the capital stock of the Corporation shall be so classified or reclassified into series), subject to subsection (b) of this Section 6, shall be the quotient obtained by dividing the value of the net assets of the Corporation (or the net assets of the Corporation attributable or belonging to that class or series as designated by the Board of Directors pursuant to Articles Supplementary) by the total number of outstanding shares of capital stock of the Corporation (or of such class or series, in the event the capital stock of the Corporation shall be classified or reclassified into series). Subject to subsection (b) of this Section 6, the value of the net assets of the Corporation (or of such class or series, in the event the capital stock of the Corporation shall be classified or reclassified into series) shall be determined pursuant to the procedures or methods (which procedures or methods, in the event the capital stock of the Corporation shall be classified or reclassified into series, may differ from class to class or from series to series) prescribed or approved by the Board of Directors in its discretion, and shall be determined at the time or times (which time or times may, in the event the capital stock of the Corporation shall be classified into classes or series, differ from series to series) prescribed or approved by the Board of Directors in its discretion. In addition, subject to subsection (b) of this Section 6, the Board of Directors, in its discretion, may suspend the daily determination of net asset value of any share of any series or class of capital stock of the Corporation.

          (b) The net asset value of each share of the capital stock of the Corporation or any class or series thereof shall be determined in accordance with any applicable provision of the Investment Company Act, any applicable rule, regulation or order of the Securities and Exchange Commission thereunder, and any applicable rule or regulation made or adopted by any securities association registered under the Securities Exchange Act of 1934.

          (c) All shares now or hereafter authorized shall be subject to redemption and redeemable at the option of the stockholder pursuant to the applicable provisions of the Investment Company Act and laws of the State of Maryland, including any applicable rules and regulations thereunder. Each holder of a share of any class or series, upon request to the Corporation (if such holder's shares are certificated, such request being accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer), shall be entitled to require the Corporation to redeem all or any part of such shares outstanding in the name of such holder on the books of the Corporation (or as represented by share certificates surrendered to the Corporation by such redeeming holder) at a redemption price per share determined in accordance with subsection (a) of this Section 6, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors.

          (d) Notwithstanding subsection (c) of this Section 6, the Board of Directors of the Corporation may suspend the right of the holders of shares of any or all classes or series of capital stock to require the Corporation to redeem such shares or may suspend any purchase of such shares:

          (i) for any period (A) during which the New York Stock Exchange is closed, other than customary weekend and holiday closings, or (B) during which trading on the New York Stock Exchange is restricted;

          (ii) for any period during which an emergency, as defined by the rules of the Securities and Exchange Commission or any successor thereto, exists as a result of which (A) disposal by the Corporation of securities owned by it and belonging to the affected series of capital stock (or the Corporation, if the shares of capital stock of the Corporation have not been classified or reclassified into series) is not reasonably practicable, or (B) it is not reasonably practicable for the Corporation fairly to determine the value of the net assets of the affected series of capital stock, or

          (iii) for such other periods as the Securities and Exchange Commission or any successor thereto may by order permit for the protection of the holders of shares of capital stock of the Corporation.

          (e) All shares of the capital stock of the Corporation now or hereafter authorized shall be subject to redemption and redeemable at the option of the Corporation. The Board of Directors may by resolution from time to time authorize the Corporation to require the redemption of all or any part of the outstanding shares of any class or series upon the sending of written notice thereof to each holder whose shares are to be redeemed and upon such terms and conditions as the Board of Directors, in its discretion, shall deem advisable, out of funds legally available therefor, at the net asset value per share of that class or series determined in accordance with subsections (a) and (b) of this Section 6, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors, and to take all other steps deemed necessary or advisable in connection therewith. A redemption by the Corporation in accordance with the charter of the Corporation, even if it is for all the shares of a series or class, shall not be considered a liquidation requiring a vote of stockholders.

          (f) The Board of Directors may by resolution from time to time authorize the purchase by the Corporation, either directly or through an agent, of shares of any class or series of the capital stock of the Corporation upon such terms and conditions and for such consideration as the Board of Directors, in its discretion, shall deem advisable out of funds legally available therefor at prices per share not in excess of the net asset value per share of that class or series determined in accordance with subsections (a) and (b) of this Section 6 and to take all other steps deemed necessary or advisable in connection therewith.

          (g) Except as otherwise permitted by the Investment Company Act, payment of the redemption price of shares of any class or series of the capital stock of the Corporation surrendered to the Corporation for redemption pursuant to the provisions of subsection (c) of this Section 6 or for purchase by the Corporation pursuant to the provisions of subsection
     (e) or (f) of this Section 6 shall be made by the Corporation within seven days after surrender of such shares to the Corporation for such purpose. Any such payment may be made in whole or in part in portfolio securities or in cash, as the Board of Directors, in its discretion, shall deem advisable, and no stockholder shall have the right, other than as determined by the Board of Directors, to have his or her shares redeemed in portfolio securities.

          (h) In the absence of any specification as to the purposes for which shares are redeemed or repurchased by the Corporation, all shares so redeemed or repurchased shall be deemed to be acquired for retirement in the sense contemplated by the laws of the State of Maryland. Shares of any class or series retired by repurchase or redemption shall thereafter have the status of authorized but unissued shares of such class or series.

     Section 7. In the event the Board of Directors shall authorize the classification or reclassification of shares into classes or series, the Board of Directors may (but shall not be obligated to) provide that each class or series shall have the following powers, preferences and voting or other special rights, and the qualifications, restrictions and limitations thereof shall be as follows:

          (a) All consideration received by the Corporation for the issue or sale of shares of capital stock of each series, together with all income, earnings, profits, and proceeds received thereon, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such assets, payments and funds, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form the same may be, are herein referred to as "assets belonging to" such series.

          (b) The Board of Directors may from time to time declare and pay dividends or distributions, in additional shares of capital stock of such series or in cash, on any or all series of capital stock, the amount of such dividends and the means of payment being wholly in the discretion of the Board of Directors.

          (i) Dividends or distributions on shares of any series shall be paid only out of earned surplus or other lawfully available assets belonging to such series.

          (ii) Inasmuch as one goal of the Corporation is to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereto, and Regulations promulgated thereunder, and inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power, in its discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid liability for the Corporation for federal income tax in respect of that year. In furtherance, and not in limitation of the foregoing, in the event that a series has a net capital loss for a fiscal year, and to the extent that the net capital loss offsets net capital gains from such series, the amount to be deemed available for distribution to that series with the net capital gain may be reduced by the amount offset.

          (c) In the event of the liquidation or dissolution of the Corporation, holders of shares of capital stock of each series shall be entitled to receive, as a series, out of the assets of the Corporation available for distribution to such holders, but other than general assets not belonging to any particular series, the assets belonging to such series; and the assets so distributable to the holders of shares of capital stock of any series shall be distributed, subject to the provisions of subsection (d) of this Section 7, among such stockholders in proportion to the number of shares of such series held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular series and available for distribution, such distribution shall be made to the holders of all series in proportion to the net asset value of the respective series determined in accordance with the charter of the Corporation.

          (d) The assets belonging to any series shall be charged with the liabilities in respect to such series, and shall also be charged with its share of the general liabilities of the Corporation, in proportion to the asset value of the respective series determined in accordance with the charter of the Corporation. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, as to the allocation of the same as to a given series, and as to whether the same or general assets of the Corporation are allocable to one or more classes.

     Section 8. Any fractional shares shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

     Section 9. No holder of shares of Common Stock of the Corporation shall, as such holder, have any pre-emptive right to purchase or subscribe for any shares of the Common Stock of the Corporation of any class or series which it may issue or sell (whether out of the number of shares authorized by the Articles of Incorporation, or out of any shares of the Common Stock of the Corporation acquired by it after the issue thereof, or otherwise).

     Section 10. All persons who shall acquire any shares of capital stock of the Corporation shall acquire the same subject to the provisions of the charter and By-Laws of the Corporation.

     Section 11. Notwithstanding any provisions of law requiring action to be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the outstanding shares of all classes or of the outstanding shares of a particular class or classes, as the case may be, such action shall be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes or series or of the total number of shares of such class or classes or series, as the case may be, outstanding and entitled to vote thereupon pursuant to the provisions of these Articles of Incorporation.

     Section 12. At a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast one-third of all the votes entitled to be cast at the meeting constitutes a quorum. At a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast one-third of all the votes entitled to be cast on any matter shall constitute a quorum for action on that matter (including matters on which fewer than all classes or series are entitled to vote).

                                   ARTICLE V.
                                    Directors
                                    ---------

     The current number of directors of the Corporation is 10, and the names of those who shall act as such until the next meeting of stockholders and until their successors are duly elected and qualify are as follows: David E. A. Carson, Robert E. La Blanc, Douglas H. McCorkindale, Stephen P. Munn, Richard A. Redeker, Robin B. Smith, Stephen Stoneburn, Clay T. Whitehead, Judy A. Rice, and Robert F. Gunia.

     The By-Laws of the Corporation may fix the number of directors at no less than three and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors within a limit specified in the By-Laws (provided that, if there are no shares outstanding, the number of directors may be less than three but not less than one), and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the By-Laws of the Corporation, the directors of the Corporation need not be stockholders.

     The By-Laws of the Corporation may divide the directors of the Corporation into classes and prescribe the tenure of office of the several classes; but no class shall be elected for a period shorter than one year or for a period longer than five years, and the term of office of at least one class shall expire each year.

                                   ARTICLE VI.
                    Indemnification of Directors and Officers
                    -----------------------------------------

     Section 1. The Corporation shall indemnify (A) its current and former directors and officers, whether serving or having served the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force (as limited by the Investment Company Act of 1940), including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

     Section 2. A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal.

                                  ARTICLE VII.
                                 Miscellaneous
                                 -------------

     The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for creating, defining, limiting and regulating the powers of the Corporation, the directors and the stockholders.

     Section 1. The Board of Directors shall have the management and control of the property, business and affairs of the Corporation and is hereby vested with all the powers possessed by the Corporation itself so far as is not inconsistent with law or these Articles of Incorporation. In furtherance and without limitation of the foregoing provisions, it is expressly declared that, subject to these Articles of Incorporation, the Board of Directors shall have power:

          (a) To make, alter, amend or repeal from time to time the By-Laws of the Corporation except as such power may otherwise be limited in the By-Laws.

          (b) To issue shares of any class or series of the capital stock of the Corporation.

          (c) To authorize the purchase of shares of any class or series in the open market or otherwise, at prices not in excess of their net asset value for shares of that class, series or class within such series determined in accordance with subsections (a) and (b) of Section 6 of Article IV hereof, provided that the Corporation has assets legally available for such purpose, and to pay for such shares in cash, securities or other assets then held or owned by the Corporation.

          (d) To declare and pay dividends and distributions from funds legally available therefor on shares of such class or series, in such amounts, if any, and in such manner (including declaration by means of a formula or other similar method of determination whether or not the amount of the dividend or distribution so declared can be calculated at the time of such declaration) and to the holders of record as of such date, as the Board of Directors may determine.

          (e) To take any and all action necessary or appropriate to maintain a constant net asset value per share for shares of any class, series or class within such series.

     Section 2. Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles applied by or pursuant to the direction of the Board of Directors or as otherwise required or permitted by the Securities and Exchange Commission, shall be final and conclusive, and shall be binding upon the Corporation and all holders of shares, past, present and future, of each class or series, and shares are issued and sold on the condition and undertaking, evidenced by acceptance of certificates for such shares by, or confirmation of such shares being held for the account of, any stockholder, that any and all such determinations shall be binding as aforesaid.

     Nothing in this Section 2 shall be construed to protect any director or officer of the Corporation against liability to the Corporation or its stockholders to which such director or-officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     Section 3. The directors of the Corporation may receive compensation for their services, subject, however, to such limitations with respect thereto as may be determined from time to time by the holders of shares of capital stock of the Corporation.

     Section 4. Except as required by law, the holders of shares of capital stock of the Corporation shall have only such right to inspect the records, documents, accounts and books of the Corporation as may be granted by the Board of Directors of the Corporation.

     Section 5. Any vote of the holders of shares of capital stock of the Corporation authorizing liquidation of the Corporation or proceedings for its dissolution may authorize the Board of Directors to determine, as provided herein, or if provision is not made herein, in accordance with generally accepted accounting principles, which assets are the assets belonging to the Corporation or any series thereof available for distribution to the holders of shares of capital stock of the Corporation or any series thereof (pursuant to the provisions of Section 7 of Article IV hereof) and may divide, or authorize the Board of Directors to divide, such assets among the stockholders of the shares of capital stock of the Corporation or any series thereof in such manner as to ensure that each such holder receives an amount from the proceeds of such liquidation or dissolution that such holder is entitled to, as determined pursuant to the provisions of Sections 3 and 7 of Article IV hereof.

     Section 6. The Board of Directors is explicitly authorized to, without action by stockholders (unless such approval is required by the Investment Company Act of 1940), invest all or a portion of the assets of any series or class, or dispose of all or a portion of the assets of any series or class and invest the proceeds of such disposition, in cash or in interests issued by one or more other investment companies registered under the Investment Company Act of 1940. The Board of Directors is explicitly authorized to, without action by stockholders, cause a series or class that is organized in the master/feeder fund structure to withdraw or redeem its assets from the master fund and cause such series or class to invest its assets directly in cash or in securities and other financial instruments or in another master fund.

                                  ARTICLE VIII.
                                   Amendments
                                   ----------

     The Corporation reserves the right from time to time to make any amendments to the charter of the Corporation which may now or hereafter be authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the charter of the Corporation, of any shares of its outstanding stock by classification, reclassification, or otherwise. In clarification and not limitation of the foregoing, a majority of the entire Board of Directors, without action by the stockholders, may amend the charter of the Corporation to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

     FIFTH: The foregoing Amendments to and Restatement of the Charter of the Corporation have been approved by the Board of Directors of the Corporation.

     SIXTH: The Corporation has filed Articles Supplementary indicating its election to be subject to Sections 3-804 and 3-805 of the Maryland General Corporation Law.

     IN WITNESS WHEREOF, these Articles of Amendment and Restatement have been executed on behalf of Dryden Total Return Bond Fund, Inc. this 12/th/ day of September, 2003.

                                        DRYDEN TOTAL RETURN BOND FUND, INC.


                                        By:  /s/ Judy A. Rice
                                             -----------------------------------
                                             Judy A. Rice, President


Attest:  /s/ Deborah A. Docs
         -----------------------------
         Deborah A. Docs, Secretary

     The undersigned, President of DRYDEN TOTAL RETURN BOND FUND, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation that these Articles of Amendment and Restatement are the act of the Corporation and certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.


/s/ Judy A. Rice
--------------------------------------
Judy A. Rice